UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DIRECTV

(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

26-4772533
(I.R.S. Employer Identification Number)

2230 East Imperial Highway El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

DIRECTV HOLDINGS LLC (Exact name of registrant as specified in its charter)	DIRECTV FINANCING CO., INC. (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	Delaware (State of incorporation or organization)

25-1902628 (I.R.S. Employer Identification Number)	59-3772785 (I.R.S. Employer Identification Number)

2230 East Imperial Highway El Segundo, California (Address of principal executive offices)	90245 (Zip Code)	2230 East Imperial Highway El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

and certain subsidiaries identified in the “Table of Additional Registrants” below.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.375% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-168705

Securities to be registered pursuant to Section 12(g) of the Act:  None

Table of Additional Registrants(1)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
DIRECTV Customer Services, Inc.	Delaware	95-4738537
DIRECTV Enterprises, LLC	Delaware	95-4511942
DIRECTV Home Services, LLC	Delaware	56-2466781
DIRECTV Merchandising, Inc.	Delaware	95-4523782
DIRECTV, LLC	California	95-4511940
LABC Productions, LLC	California	20-3162838

(1)                                 The address for each of the Additional Registrants is 2230 East Imperial Highway, El Segundo, California 90245.

The Registrants have filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated September 11, 2012 (the “Prospectus Supplement”), relating to the £750,000,000 in aggregate principal amount of 4.375% Senior Notes due 2029 (the “Notes”) of DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (collectively, the “Issuers”) which are guaranteed by the other listed Registrants hereto, and which are to be registered hereunder, to a prospectus dated September 10, 2012 filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form S-3 (File No. 333-168705), as amended by Post-Effective Amendment No. 1 thereto filed on September 10, 2012.

Item 1.   Description of Registrant’s Securities to be Registered.

The information set forth under the heading “Description of Notes” in the Prospectus Supplement is incorporated herein by reference.  Copies of such description will be filed with the New York Stock Exchange.

Item 2.   Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIRECTV

Dated: October 4, 2012	By:	/s/ Larry D. Hunter
		Name:	Larry D. Hunter
		Title:	Executive Vice President and General Counsel

DIRECTV Holdings LLC

	By:	/s/ Keith U. Landenberger
		Name:	Keith U. Landenberger
		Title:	Senior Vice President

DIRECTV Financing Co., Inc.

	By:	/s/ Keith U. Landenberger
		Name:	Keith U. Landenberger
		Title:	Senior Vice President

DIRECTV Customer Services, Inc.

	By:	/s/ Keith U. Landenberger
		Name:	Keith U. Landenberger
		Title:	Senior Vice President

DIRECTV Enterprises, LLC

	By:	/s/ Keith U. Landenberger
		Name:	Keith U. Landenberger
		Title:	Senior Vice President

DIRECTV Home Services, LLC

By:	/s/ Keith U. Landenberger
	Name:	Keith U. Landenberger
	Title:	Senior Vice President

DIRECTV Merchandising, Inc.

By:	/s/ Keith U. Landenberger
	Name:	Keith U. Landenberger
	Title:	Senior Vice President

DIRECTV, LLC

By:	/s/ Keith U. Landenberger
	Name:	Keith U. Landenberger
	Title:	Senior Vice President

LABC Productions, LLC

By:	/s/ Keith U. Landenberger
	Name:	Keith U. Landenberger
	Title:	Senior Vice President